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                                                               Exhibit 99 T3A(1)

                       RESTATED ARTICLES OF INCORPORATION

     Pursuant to the provisions of Michigan Act 284, Public Acts of 1972, as amended, Essex Group, Inc. (hereinafter CORPORATION) executes the following
Articles:

     -    The present name of the CORPORATION is Essex Group, Inc.

     - The CORPORATION identification number (CID) assigned by the Bureau is 056-985

     - All former names of the CORPORATION are UAE of Michigan, Inc. and Essex International, Inc.

     - The date of filing the original Articles of Incorporation is November 23, 1973.

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and restated and shall be the Articles of Incorporation for the CORPORATION:

     ARTICLE I The name of the CORPORATION is Essex Group, Inc.

     ARTICLE II The purpose or purposes for which the CORPORATION is organized are to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act (MBCA).

     ARTICLE III The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).

     ARTICLE IV The address of the registered office of the CORPORATION in the State of Michigan is 615 Griswold Street, Detroit, Michigan 48226. The name of its resident agent at that address is the Corporation Company.

     ARTICLE V Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

     ARTICLE VI A director of the CORPORATION shall not be personally liable to the CORPORATION or any of its shareholders for monetary damages for breach of fiduciary duty as a director. However, this paragraph shall not eliminate or limit the liability of a director for any of the following:

     - a breach of the director's duty of loyalty to the CORPORATION or its shareholders;

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     -    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

     -    a violation of Section 551(l) of the MBCA;

     - a transaction from which the director derived an improper personal benefit; or

     - an act or omission occurring before the effective date of this paragraph.

     Any repeal or modification of this paragraph by the shareholders of the CORPORATION shall not adversely affect any right or protection of a director of the CORPORATION existing at the time of, or for or with respect to, any acts or omissions occurring prior to such repeal or modification.

     In accordance with the provisions of Section 642 of the MBCA these Restated Articles of Incorporation were duly accepted on the 21st day of October, 1988 by the written consent of all the shareholders entitled to vote in accordance with
Section 407(3) of the MBCA.

                                      By:  /s/ Anthony J. Criso         10/17/03
                                           -------------------------------------
                                           Signature                        Date

                                           Anthony J. Criso, Vice President
                                           --------------------------------
                                           General Counsel and Secretary
                                           -----------------------------

DOCUMENT WILL BE RETURNED TO NAME AND         Name of Organization remitting
MAILING ADDRESS INDICATED IN THE BOX          fees:
BELOW.  Include name, street, and number
(or P.O. box), city, state and ZIP code.          Essex Group, Inc.
                                             ----------------------------
                                             Preparer's name and business
                                             telephone number:

                                                  Anthony J. Criso
                                             ----------------------------
                                                (219) 461-4495
                                             ----------------------------

          Essex Group, Inc.
          1601 Wall Street
          Fort Wayne, Indiana 46802

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